Kala Investment Corporation
SEC File No. 811-3311


Form NSAR
Fiscal Year Ended October 31, 2001


Exhibits

Question 77c

Attachments Incorporated by Reference:

With respect to Exhibit 77c - Matters submitted to a vote of security holders -- Registrant hereby incorporates by reference such portion of each of the following filings that describes the Agreement and Plan of Reorganization ("Agreement") entered into between Registrant and Pitcairn Funds. Each such filing was made Pitcairn Funds (1940 Act File Number 811-0943) in connection with the reorganization transaction described in the Agreement:

1) Registration Statement on Form N-14 (filed on October 1, 2001)
2) Post-effective Amendment No. 1 to Form N-14 (filed on
         October 15, 2001) and
3) Combined Prospectus and Proxy Statement (filed pursuant to
         Rule 497 on October 24, 2001.